UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

USBC, INC.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

USBC, INC.
300 E 2nd Street, 15th Floor
Reno, NV 89501
(775) 239-7673

NOTICE OF ACTION TAKEN BY
WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER

Dear Stockholders:

The enclosed information statement (the "Information Statement") is being provided to the stockholders of record on June 15, 2026 (the "Record Date") of USBC, Inc., a Nevada corporation (the “Company”, “we,” “us,” and “our”) to inform our stockholders of corporate action taken by written consent of the holder of a majority of the voting power of our issued and outstanding shares of common stock, par value $0.001 per share (the "Common Stock").

Effective on June 12, 2026, the board of directors of the Company (the "Board") approved and submitted for the approval of our stockholders a reverse stock split of the Company's outstanding Common Stock at a ratio ranging from 1-for-2 to 1-for-5 without reducing the number of authorized shares of Common Stock (the "Reverse Stock Split").

On June 15, 2026, Goldeneye 1995 LLC, an affiliate of our Chairman & CEO, Robert Gregory Kidd, and the holder of the majority of the voting power of the Company approved the Reverse Stock Split by written consent.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934 AND APPLICABLE NEVADA LAW.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Reverse Stock Split will not be effective until a date at least twenty (20) calendar days after the date that the enclosed Information Statement is filed and mailed or otherwise delivered to our stockholders of record on the Record Date. Unless otherwise indicated, all share amounts and per share data are represented without giving effect to the Reverse Stock Split.

The enclosed Information Statement contains additional information pertaining to the matters acted upon.

BY ORDER OF THE BOARD OF DIRECTORS,

By:	/s/ Linda Jenkinson
Name:	Linda Jenkinson
Title:	Vice Chair of the Board of Directors
Date:	July 10, 2026

USBC, INC.
INFORMATION STATEMENT
TABLE OF CONTENTS

USBC, INC.
300 E 2nd Street, 15th Floor
Reno, NV 89501
(775) 239-7673

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

USBC, Inc. (the “Company”, “we,” “us,” and “our”) is a Nevada corporation with principal executive offices located at 300 E 2nd Street, 15th Floor, Reno, NV 89501. Our telephone number is (775) 239-7673.

Effective on June 12, 2026, our Board of Directors (the “Board”) approved a proposal to effect a reverse stock split of our outstanding common stock, par value $0.001 per share (“Common Stock”), at a ratio ranging from 1-for-2 to 1-for-5 (the "Approved Split Ratio"), without reducing the authorized number of shares of Common Stock (the “Reverse Stock Split”).

On June 15, 2026 (the "Record Date"), Goldeneye 1995 LLC (“Goldeneye” or the “Majority Stockholder”), which held 357,815,000 shares of Common Stock representing a majority of the voting power of our outstanding Common Stock, approved the Reverse Stock Split by written consent. Goldeneye took action to effect a Reverse Stock Split of our outstanding Common Stock at a ratio ranging from 1-for-2 to 1-for-5, without reducing the authorized number of shares of our Common Stock. The exact ratio and timing of the Reverse Stock Split will be determined by the Company in its discretion, and may be effected within twelve (12) months of June 15, 2026, subject to applicable NYSE American continued listing requirements.

This Information Statement (this “Information Statement”) is being furnished to stockholders of record as of the Record Date, in connection with the action taken by the Majority Stockholder by written consent, in lieu of a special meeting of stockholders, approving the Reverse Stock Split. The required vote was obtained on June 15, 2026, in accordance with the relevant sections of the Nevada Revised Statutes (the "NRS"), our Restated Articles of Incorporation, as amended (our “Articles”), and our Second Amended and Restated Bylaws (our “Bylaws”).

This Information Statement is being delivered to inform you of the corporate action described herein in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in full satisfaction of any notice requirements the Company may have under the Exchange Act and applicable Nevada law.

Under Section 78.320(2) of the NRS, our Articles and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, if, before or after the action, without prior notice and without a vote, a written consent thereto is signed by stockholders holding at least a majority of the voting power.

Copies of this Information Statement are being mailed on or about July 23, 2026 to the holders of record of our Common Stock as of the Record Date. Pursuant to Section 14(c) of the Exchange Act and the rules promulgated thereunder, the Reverse Stock Split will not become effective before a date that is twenty (20) calendar days after this Information Statement is filed and mailed or otherwise delivered to stockholders.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent

The Information Statement is available at investors.usbc.xyz.

Stockholders Entitled to Notice

Each holder of record of our Common Stock, as of the Record Date, will be entitled to notice of the approval of the Reverse Stock Split.

Proxies

No proxies are being solicited. The Majority Stockholder holds a majority of the Company's outstanding Common Stock and, accordingly, has sufficient voting rights to approve the Reverse Stock Split.

Dissenting Stockholders

None of the NRS, our Articles, our Bylaws or the Board’s approval of the Reverse Stock Split provides holders of our Common Stock with dissenters’ or appraisal rights in connection with the Reverse Stock Split.

Information Statement Costs

The entire cost of furnishing this Information Statement, including the preparation, assembly, and mailing of this Information Statement, will be borne by us.

PLEASE NOTE THAT THE MAJORITY STOCKHOLDER HAS VOTED TO APPROVE THE REVERSE STOCK SPLIT DESCRIBED HEREIN. THE NUMBER OF VOTES HELD BY THE MAJORITY STOCKHOLDER EXECUTING THE WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR SUCH ACTION UNDER APPLICABLE LAW AND OUR ORGANIZATIONAL DOCUMENTS, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THE ACTION. THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE REVERSE STOCK SPLIT, AND TO PROVIDE YOU WITH INFORMATION ABOUT THE REVERSE STOCK SPLIT AS WELL AS THE BACKGROUND OF THE CORPORATE ACTION.

THE REVERSE STOCK SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE ACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Vote Required

As of the Record Date, there were 388,144,429 shares of our Common Stock issued and outstanding. For the approval of the Reverse Stock Split, the affirmative vote of the holders of a majority of the voting power of the shares of capital stock entitled to vote on the Reverse Stock Split was required.

Consenting Majority Stockholder

On June 15, 2026, Goldeneye, holding 357,815,000 shares of our Common Stock, or approximately 92.2% of our issued and outstanding Common Stock on the Record Date, delivered a written consent to us approving and adopting the Reverse Stock Split. Goldeneye is solely owned and managed by Robert Gregory Kidd, our Chairman and Chief Executive Officer. For a detailed breakdown of the beneficial ownership of our Common Stock, please see “Security Ownership of Certain Beneficial Owners and Management” below.

QUESTIONS AND ANSWERS

Why am I receiving this Information Statement?

You are receiving this Information Statement because the Board and the Majority Stockholder have approved the Reverse Stock Split by written consent.

Why am I not being asked to vote?

The Majority Stockholder has voted to approve the Reverse Stock Split via written consent, in lieu of a special meeting of stockholders, as permitted by the NRS, our Articles and our Bylaws. The number of votes held by the Majority Stockholder executing the written consent is sufficient to satisfy the stockholder vote requirement for such action under the NRS, our Articles and our Bylaws, so no additional votes will be needed to approve the Reverse Stock Split.

Who approved the Reverse Stock Split?

Our Board approved the Reverse Stock Split on June 12, 2026 and recommended that our stockholders also approve such action. On June 15, 2026, the Majority Stockholder executed a written consent approving the Reverse Stock Split.

What is the purpose of the Reverse Stock Split?

We believe the Reverse Stock Split may improve the marketability of our Common Stock, provide flexibility for future corporate initiatives and assist in maintaining compliance with NYSE American listing requirements.

What ratio will be used?

Our Board and Majority Stockholder approved a reverse stock split of our outstanding Common Stock at a ratio that is no smaller than 1-for-2 and no greater than 1-for-5, without reducing the authorized number of shares of our Common Stock, with the exact ratio to be determined by the Company in its discretion, subject to applicable NYSE American continued listing requirements. The Company previously effected a 1-for-40 reverse stock split effective February 19, 2025, pursuant to a Certificate of Change filed with the Nevada Secretary of State on February 10, 2025. Under Section 1003(f)(vi) of the NYSE American Company Guide, as approved by the SEC on January 16, 2025, NYSE American will commence immediate suspension and delisting procedures if a listed issuer has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 200 shares or more to one. Accordingly, if the Reverse Stock Split is effected during the applicable two-year period, the Company will not effect the Reverse Stock Split at a ratio that would cause the Company to be out of compliance with the applicable NYSE American continued listing requirements.

When will the Reverse Stock Split become effective?

The Reverse Stock Split may become effective at such date and time as determined by the Company within twelve (12) months of June 15, 2026.

Pursuant to Section 14(c) of the Exchange Act and the rules promulgated thereunder, the Reverse Stock Split will not become effective before a date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to stockholders.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest or proportionate voting power, except to the extent that, as described below, the Reverse Stock Split results in any of our stockholders owning a fractional share. No fractional shares shall be issued. In lieu of issuing fractional shares, we will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split an additional fraction of a share of Common Stock to round up to the next whole share.

What vote was required, and how was it obtained?

As of the Record Date, there were 388,144,429 shares of our Common Stock issued and outstanding. For the approval of the Reverse Stock Split, the affirmative vote of the holders of a majority of the voting power of the shares of capital stock entitled to vote on the Reverse Stock Split was required. On June 15, 2026, the Majority Stockholder executed a written consent approving the Reverse Stock Split, in lieu of a special meeting of stockholders, as permitted by the NRS, our Articles and our Bylaws.

NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THE REVERSE STOCK SPLIT. THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE REVERSE STOCK SPLIT, AND TO PROVIDE YOU WITH INFORMATION ABOUT THE REVERSE STOCK SPLIT AS WELL AS THE BACKGROUND OF THE CORPORATE ACTION.

Will the number of authorized shares of Common Stock change?

No. The Reverse Stock Split will reduce the number of issued and outstanding shares at a ratio that is no smaller than 1-for-2 and no greater than 1-for-5, without reducing the authorized number of shares of our Common Stock, with the exact ratio to be determined by the Company in its discretion.

What will happen to fractional shares?

No fractional shares will be issued. Pursuant to NRS 78.205(2)(b), in the event of a fractional share, we will issue to such record stockholder such additional fraction of a share as is necessary to increase such fractional share to a full share of Common Stock.

Do I need to do anything, or exchange my stock certificates?

No action is required of you. Shares held in book-entry form or in “street name” through a bank or broker will be adjusted automatically. Stockholders holding physical certificates will receive instructions from our transfer agent, Equiniti Trust Company, LLC, if any action is needed.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Do I have appraisal or dissenters’ rights?

No. Under Nevada law, stockholders are not entitled to appraisal or dissenters’ rights in connection with the Reverse Stock Split.

Who is paying for this Information Statement?

The Company is bearing all costs of preparing, printing, and distributing this Information Statement.

THE REVERSE STOCK SPLIT
Background

On June 12, 2026, our Board approved a proposal to effect a reverse stock split of the Company's outstanding Common Stock at a ratio ranging from 1-for-2 to 1-for-5, without reducing the authorized number of shares of Common Stock. On June 15, 2026, Goldeneye 1995 LLC, the holder of a majority of the voting power of the Company's outstanding Common Stock, approved the proposal by written consent. The Reverse Stock Split may be effected pursuant to, and in compliance with, NRS 78.2055.

The exact Reverse Stock Split ratio and timing of the Reverse Stock Split, if effected, will be determined by the Company in its discretion and may be effected within twelve (12) months following June 15, 2026. The Company previously effected a 1-for-40 reverse stock split effective February 19, 2025, pursuant to a Certificate of Change filed with the Nevada Secretary of State on February 10, 2025. Under Section 1003(f)(vi) of the NYSE American Company Guide, as approved by the SEC on January 16, 2025, NYSE American will commence immediate suspension and delisting procedures if a listed issuer has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 200 shares or more to one. Accordingly, if the Reverse Stock Split is effected during the applicable two-year period, the Company will not effect the Reverse Stock Split at a ratio that would cause the Company to be out of compliance with the applicable NYSE American continued listing requirements. Pursuant to Section 14(c) of the Exchange Act and the rules promulgated thereunder, the Reverse Stock Split will not become effective before a date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to stockholders. Once effective, the Reverse Stock Split will have the effect of decreasing the number of shares of our Common Stock issued, but will have no effect on the number of shares of Common Stock we are authorized to issue.

Reasons for the Reverse Stock Split

We are a growth-stage financial technology company focused on the development of the USBC tokenized deposit offering, a U.S.-dollar denominated tokenized deposit that operates on blockchain technology and is embedded with digital identity. We rely on access to external sources of capital to fund our product development, commercialization efforts, working capital needs, and general corporate purposes.

On August 6, 2025, in connection with the closing of a strategic controlling-interest acquisition by Goldeneye 1995 LLC (an affiliate of our Chairman and Chief Executive Officer, Greg Kidd), we issued 357.8 million shares of our Common Stock in exchange for 1,000 Bitcoin and $15 million in cash. Mr. Kidd and his veteran team of finance and technology leaders who are part of the USBC founding team collectively bring with them decades of technology and fintech experience.

Following the closing of the capital investment by Goldeneye, we changed our corporate name to USBC, Inc. and our ticker symbol to “USBC” on the NYSE American. Our corporate evolution reflects a strategic pivot to the further development of a financial-technology platform and establishment of a digital asset treasury reserve.

Prior to August 2025, we operated under the name Know Labs, Inc., and our primary focus was on non-invasive diagnostic and sensor technology. While operating the former sensor technology business, the Company effected a 1-for-40 reverse stock split, to regain compliance with the NYSE American listing requirements, which became effective on February 19, 2025.

Our Board's primary purpose for approving and recommending the Reverse Stock Split is to make our Common Stock more attractive to investors, provide for a stronger investor base, and to increase the per share price and bid price of our Common Stock to maintain compliance with the NYSE American continued listing requirements.

    We believe the Reverse Stock Split is in the best interest of the Company for the following principal reasons:

•Marketability. A higher per-share price may broaden the pool of potential investors that may consider holding or transacting in our Common Stock, potentially increasing its trading volume and liquidity, which may enhance the Company's ability to access the capital markets in support of its growth strategy.

•Financing flexibility. Reducing the number of outstanding shares may provide additional flexibility to raise capital through future equity issuances to fund general operations and product development.

•Listing compliance. The continued listing of our Common Stock on the NYSE American is contingent upon our ongoing compliance with a number of continued listing requirements, including minimum share price, minimum number of public stockholders, and other applicable continued listing requirements. We believe it is prudent to have the flexibility to quickly respond to these requirements, if necessary. As of the filing date of this Definitive Information Statement, we are in compliance with the applicable NYSE American continued listing requirements.

Our Board does not intend for the Reverse Stock Split to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Risks of the Reverse Stock Split

We cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock after the Reverse Stock Split and have the desired effect of maintaining compliance with NYSE American continued listing requirements.

We expect that the Reverse Stock Split will increase the market price of our Common Stock after the Reverse Stock Split and if necessary, enable us to maintain compliance with the NYSE American minimum price per share requirements. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split, (ii) the market price per post-Reverse Stock Split share may not remain in excess of a low price per share for a sustained period of time, or (iii) the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

A decline in the market price of our Common Stock after the Reverse Stock Split is effected may result in a greater percentage decline than would occur in the absence of a reverse stock split.

After the Reverse Stock Split is effected, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the trading price of our Common Stock declines after the Reverse Stock Split is effected, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The Reverse Stock Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split

General Effects. Following the effective date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage of ownership interest in the Company. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, one whole share (with fractional shares being rounded up to the next whole number). The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Reverse Stock Split (other than as a result of the rounding up of fractional shares).

The following table shows the approximate number of shares of our Common Stock and the estimated per share price following the Reverse Stock Split at a hypothetical ratio ranging from 1:2 to 1:5 as of July 6, 2026, without giving effect to any adjustments for fractional shares.

	Current	1:2	1:3	1:4	1:5 (4)
Common Stock Authorized (1)	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Common Stock Issued and Outstanding	388,144,429	194,072,214	129,381,476	97,036,107	77,628,886
Number of Shares of Common Stock Reserved for Issuance (2)	131,331,165	65,665,583	43,777,055	32,832,791	26,266,233
Estimated Price Per Share (3)	$0.33	$0.66	$0.99	$1.32	$1.65

(1) The Reverse Stock Split will not have any impact on the number of shares of Common Stock we are authorized to issue under our Articles.

(2) Includes: (i) 964,912 shares of Common Stock issuable upon exercise of warrants, with a weighted average exercise price of $9.15 per share, (ii) 98,970,000 shares of Common Stock issuable upon exercise of stock options, with a weighted average exercise price of $0.37 per share, under the Amended and Restated USBC, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and (iii) 31,396,253 shares of Common Stock reserved for future issuance under the 2021 Plan.

(3) The estimated price per share indicated reflects solely the application of the applicable Reverse Stock Split ratio to the closing price of the Common Stock on July 6, 2026.

(4) Reflects the upper end of the potential Reverse Stock Split range approved by our Board and the Majority Stockholder. If the Reverse Stock Split is effected during the applicable two-year period, the Company will not effect the Reverse Stock Split at a ratio that would cause the Company to be out of compliance with the applicable NYSE American continued listing requirements.

After the effective date of the Reverse Stock Split, our Common Stock will have a new CUSIP number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock will continue to be listed on the NYSE American under the symbol “USBC.”

Effect on Number of Authorized Shares. Because the number of authorized shares of our Common Stock will not be reduced, the Reverse Stock Split will result in an effective increase in the authorized number of shares of our Common Stock. The effective increase in authorized number of shares of our Common Stock will not have any immediate effect on the rights of existing stockholders. However, because our stockholders do not have any preemptive rights, future issuance of shares of Common Stock or securities exercisable for or convertible into shares of Common Stock could have a dilutive effect on our earnings per share, book value per share, and the voting rights of stockholders and could have a negative effect on the price of our Common Stock.

In addition, the issuance of authorized but unissued shares of Common Stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential acquirer or issuing shares to a stockholder that will vote in accordance with the Board’s recommendations. However, the Board has no current intention to use the authorized shares for anti-takeover purposes. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We will continue to require additional capital in the near future to fund our operations. Therefore, it is foreseeable that we may seek to issue additional shares of Common Stock in connection with capital raising activities. The Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the interest of the Company. Any such issuances will be subject to applicable law, including NYSE American listing rules.

Effect on our Equity Incentive Plan. As of July 6, 2026, we had 98,970,000 shares of Common Stock reserved for issuance pursuant to the outstanding Awards (as defined in the 2021 Plan) issued under our 2021 Plan and 31,396,253 shares of Common Stock available for issuance pursuant to future awards under the 2021 Plan. Pursuant to the terms of the 2021 Plan, the Plan Administrator (as defined in the 2021 Plan), will make proportionate adjustments to (i) the maximum number of securities available for issuance under the 2021 Plan; (ii) the maximum number of securities issuable as Incentive Stock Options as set forth in Section 4.3(d) of the 2021 Plan; and (iii) the number of securities that are subject to any outstanding Award (as defined in the 2021 Plan) and the per share price of such securities, in accordance with the Approved Split Ratio without any change in the aggregate price to be paid therefor.

Effective Date

The Reverse Stock Split may be effected at such date and time as determined by the Company in its discretion within twelve (12) months of June 15, 2026.

Pursuant to Section 14(c) of the Exchange Act and the rules promulgated thereunder, the Reverse Stock Split will not become effective before a date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to stockholders.

Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number, pursuant to NRS 78.205(2)(b). The ownership of a fractional share interest following a reverse stock split will not give the holder any voting, dividend or other rights as to the fractional portion, except to receive one whole share (with fractional shares being rounded up to the next whole number).

Accounting Consequences

The par value per share of Common Stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the Approved Split Ratio determined by the Company, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio determined by the Company. Retroactive restatement will be given to all share numbers in our financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under Nevada law with respect to the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to our U.S. Holders (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion only addresses U.S. Holders who hold Common Stock as a "capital asset" within the meaning of Section 1221 of the Code. It does not purport to be complete and does not address U.S. Holders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders whose functional currency is not the U.S. dollar, stockholders who hold their pre-Reverse Stock Split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are entered into in connection with the Reverse Stock Split.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (A) if a U.S. court is able to exercise primary supervision over its administration and one or more "U.S. persons" (as defined in the Code) have the authority to control all of its substantial decisions of the trust, or (B) that has a valid election in effect to be treated as a U.S. person under applicable Treasury Regulations.

The Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A U.S. Holder generally will not recognize gain or loss on the deemed exchange of shares pursuant to the Reverse Stock Split, except potentially with respect to any additional fractions of a share of our Common Stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of Common Stock in lieu of a fractional share, a U.S. Holder’s aggregate tax basis in the shares of Common Stock received in the Reverse Stock Split will equal the U.S. Holder’s basis in its pre-Reverse Stock Split shares of Common Stock and such U.S. Holder’s holding period in the Reverse Stock Split shares received will include the holding period in the shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares surrendered in a recapitalization to shares received in such recapitalization. U.S. Holders of our Common Stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

As described above under “Fractional Shares,” no fractional shares of the Company’s Common Stock will be issued as a result of the Reverse Stock Split. Instead, record holders of our Common Stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of Common Stock are not clear. A U.S. Holder who receives one whole share of the Company’s Common Stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. The Company is not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Stock Split.

We will not recognize any gain or loss as a result of the Reverse Stock Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF MATERIAL FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of July 6, 2026, to the extent known by us or ascertainable from public filings, for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o USBC, Inc., 300 E 2nd Street, 15th Floor, Reno, NV 89501.

		Shares Beneficially Owned (1) (2)
Name of Beneficial Owner	Title	Amount	Percentage
Directors and Officers
Robert Gregory Kidd (3)	Chairman and CEO	357,815,000	92.2%
Kitty Payne (4)	Chief Financial Officer	447,500	0.1%
Linda Jenkinson (5)	Director, Vice Chair	1,190,000	0.3%
William A. Owens (6)	Director	46,575	*
Jon Pepper (7)	Director	33,326	*
Ichiro Takesako (8)	Director	28,875	*
Larry K. Ellingson (9)	Director	25,000	*
All executive officers and directors as a group (7 persons)		359,586,276	92.6%

Greater Than 5% Ownership		-
Goldeneye 1995 LLC (10)		357,815,000	92.2%
*Less than 1%
(1)Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of July 6, 2026 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.
(2)Based on 388,144,429 shares of Common Stock issued and outstanding as of July 6, 2026.
(3)Consists of 357,815,000 shares of our Common Stock acquired by Goldeneye on August 6, 2025. Goldeneye is solely owned and managed by Mr. Kidd, our Chairman and CEO since August 6, 2025.
(4)Consists of 447,500 shares of our Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of July 6, 2026.
(5)Consists of 1,190,000 shares of our Common Stock issuable upon the exercise of options exercisable within 60 days of July 6, 2026.
(6)Consists of (i) 46,075 shares of our Common Stock held directly by Mr. Owens and (ii) 500 shares of our Common Stock issuable upon the exercise of warrants that are currently exercisable as of July 6, 2026.
(7)Consists of (i) 32,826 shares of our Common Stock held directly by Mr. Pepper and (ii) 500 shares of our Common Stock issuable upon the exercise of warrants that are currently exercisable as of July 6, 2026.
(8)Consists of (i) 28,375 shares of our Common Stock held directly by Mr. Takesako and (ii) 500 shares of our Common Stock issuable upon the exercise of warrants that are currently exercisable as of July 6, 2026.
(9)Consists of 25,000 shares of our Common Stock held directly by Mr. Ellingson.
(10)Consists of 357,815,000 shares of our Common Stock acquired on August 6, 2025. The address of Goldeneye is 26 State Route 28 #1186, Crystal Bay, NV 89402. Goldeneye is solely owned and managed by Mr. Kidd, our Chairman and CEO since August 6, 2025.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. USBC and some brokers may deliver a single information statement and/or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or USBC that they or USBC will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement or notice, please notify your broker if your shares are held in a brokerage account or USBC if you hold registered shares of capital stock. We will also deliver a separate copy of this Definitive Information Statement to any stockholder upon written request. Similarly, stockholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed below to request delivery of a single copy of these materials in the future. You can notify us by sending a written request to USBC, Inc., Corporate Secretary, 300 E 2nd Street, 15th Floor, Reno, Nevada 89501, by registered, certified or express mail or by calling (775) 239-7673.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws and regulations. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1A of our Transition Report on Form 10-K for the transition period from October 1, 2025 to December 31, 2025, filed with the SEC on March 25, 2026.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the Reverse Stock Split. Your consent to the Reverse Stock Split is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act and applicable Nevada law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors,

USBC, INC.

Date: July 10, 2026	By:	/s/ Kitty Payne
	Name:	Kitty Payne
	Title:	Chief Financial Officer